Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of February 11th, 2005, among MySpace, Inc., a Delaware corporation (the “Company”), and the stockholders listed on Exhibit A hereto (individually an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company, Intermix Media, Inc., a Delaware corporation, Social Labs, LLC, a Delaware limited liability company (“Social Labs”), and MySpace Ventures, LLC, a California limited liability company (“MSV”), have entered into that certain Contribution Agreement (the “Contribution Agreement”) of even date herewith pursuant to which each of Social Labs and MSV have contributed to the Company, and the Company has accepted, the Contributed Assets (as defined in the Contribution Agreement);

WHEREAS, the Company and Redpoint (as defined below) have entered into a Series A Preferred and Common Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company wants to sell to Redpoint and Redpoint wants to purchase from the Company shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and Common Stock (the “Common Stock”);

WHEREAS, one condition to Social Labs’ and MSV’s obligation to contribute assets pursuant to the Contribution Agreement and one condition to Redpoint’s obligations to purchase shares of the Company’s Series A Preferred Stock and Common Stock pursuant to the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide such Investors with certain rights to register shares of the Company’s Common Stock, including without limitation Common Stock issued or issuable upon conversion of the Series A Preferred Stock held by Redpoint;

WHEREAS, the Company wants to induce Social Labs and MSV to enter into the Contribution Agreement and the Company wants to induce Redpoint to purchase shares of Series A Preferred Stock and Common Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth above and the covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means (i) with respect to any individual, (A) a spouse or descendant, through blood or adoption, of such individual, (B) any trust, family partnership or limited liability company whose beneficiaries shall primarily be such individual and/or such individual’s spouse and/or any Person related by blood or adoption to such individual or such individual’s spouse, and (C) the estate or heirs of such individual, and (ii) with respect to any Person that is not an individual, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof.

“Board” means the board of directors of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies (investment or otherwise) of a Person, whether through ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Holder or Holders of the Registrable Securities then outstanding and who propose to register securities on Form S-3, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Holder” means (i) any Investor holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the Registrable Securities then outstanding and who propose to register securities the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $10,000,000.

“Intermix” means Intermix Media, Inc., a Delaware corporation.

“IPO” means the first public offering of the Common Stock of the Company to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Shares” means the Company’s Series A Preferred Stock.

“Redpoint” means, collectively, Redpoint Ventures I, L.P., a Delaware limited partnership, Redpoint Associates I, LLC, a Delaware limited liability company, Redpoint Ventures II, L.P., a Delaware limited partnership, Redpoint Associates II, LLC, a Delaware limited liability company, Redpoint Technology Partners Q-1, L.P., a Delaware limited partnership, and Repoint Technology Partners A-1, L.P., a Delaware limited partnership.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4, and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for all of the Holders registering securities not to exceed twenty thousand dollars ($20,000) in any given registration, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Shares, (ii) all shares of Common Stock owned by Intermix as of the date hereof, (iii) all shares of Common Stock owned by MSV as of the date hereof, (iv) all shares of Common Stock issued or issuable to Redpoint pursuant to the Purchase Agreement, and (v) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clauses (i), (ii), (iii) and (iv) above provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4 (1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.10 hereof; and provided, further, however, that with respect to each Holder, shares of Common Stock or other securities held by such Holder shall no longer be treated as Registrable Securities at such time following the IPO as (1) the Holder, together with such Holder’s Affiliates, holds less than 1% of the Company’s then outstanding capital stock and all such shares held by such Holder may be sold under Rule 144 of the Securities Act (or any similar or successor rule) during any ninety (90) day period or (2) the Holder may sell all such shares held by such Holder under Rule 144(k) of the Securities Act (or any similar or successor rule).

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 144(k)” means Rule 144(k) as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder, other than the fees and disbursements of one counsel for all of the Holders registering securities in any given registration as provided in the definition of “Registration Expenses” above.

1.2 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification, or compliance, the Company will:

(i) promptly deliver written notice of the proposed registration, qualification, or compliance to all other Holders; and

(ii) as soon as practicable, use commercially reasonable efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request (including, if applicable, a distribution of such Registrable Securities by way of dividend), together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.2:

(A) Prior to one hundred eighty (180) days following the effective date of the IPO;

(B) After the Company has effected two (2) such registrations pursuant to this Section 1.2, such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; provided, further, that the Company provides written notice to the Initiating Holders within thirty (30) days of any request for registration by the Initiating Holders of the Company’s intent to file a registration statement for a public offering within ninety (90) days after the date of such request and provided further, that such offering is an offering subject to Section 1.4 below;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(E) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its commercially reasonable efforts to register, qualify, or comply under this Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(F) Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(c) and Section 1.12 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

(c) Procedures. If the Company shall request inclusion in any registration pursuant to this Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1

(including without limitation Section 1.12). The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

1.3 Registration on Form S-3.

(a) Qualification on Form S-3. After the IPO, the Company shall use its commercially reasonable efforts to qualify (and continue to be qualified) for registration on Form S-3 or any comparable or successor form. To that end, the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b) Request for Registration on Form S-3. After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i) promptly deliver written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use its commercially reasonable efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request (including, if applicable, a distribution of such Registrable Securities by way of dividend), together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.3:

(A) If the Company has effected any such registration pursuant to this Section 1.3 during the preceding twelve-month period in which such

Form S-3 Initiating Holders or their Affiliates participated (irrespective of whether such registration was requested by such Form S-3 Initiating Holders);

(B) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; provided, further, that the Company provides written notice to the Initiating Holders within thirty (30) days of any request for registration on Form S-3 by the Initiating Holders of the Company’s intent to file a registration statement for a public offering within ninety (90) days after the date of such request and provided further that such registration is subject to Section 1.4 hereto;

(C) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(D) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its commercially reasonable efforts to register, qualify, or comply under this Section 1.3 shall be deferred for a period not to exceed ninety (90) days from the date of delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(c) Underwriting; Procedure. If a registration requested under this Section 1.3 is for an underwritten offering, the provisions of Sections 1.2(b) and 1.2(c) shall apply to such registration.

1.4 Company Registration.

(a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders invoking demand registration rights other than (A) a registration pursuant to Sections 1.2 or 1.3 hereof, (B) a registration relating solely to employee benefit plans, (C) a registration relating solely to a Rule 145 transaction, or (D) a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly deliver to each Holder written notice thereof; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within ten (10) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

(b) Underwriting; Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.12 (it being understood that the securities to be registered pursuant to Section 1.4(a) for the Company’s account or for the account of such other security holders invoking registration rights (such securities, the “Priority Shares”) shall not be reduced with respect to such registration). If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.5 Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will use its commercially reasonable efforts to:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, up to one hundred eighty (180) days to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing and, at the request of any such seller, furnish to such seller a reasonable number of copies of such supplement to or amendment of such prospectus;

(e) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(h) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.6 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holder shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.3 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

1.7 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, severally and not jointly indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity under this Section 1.7 exceed the net proceeds received by such Holder in such offering.

(c) Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.7 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 1.7 exceed the net proceeds received by such Holder in such offering.

(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.7(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control provided, however, that if the underwriting agreement fails to address a matter addressed by the provisions of the Agreement, the failure of the underwriting agreement to address such matter shall not be deemed to be a conflict with the provisions of this Agreement.

(g) The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement.

1.8 Expenses of Registration. All Registration Expenses shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 that is subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder only to a transferee or assignee of not less than fifty thousand (50,000) shares of Registrable Securities (as appropriately adjusted for stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Section 1. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners or retired partners, (B) a limited liability company to its members or former members, or (C) to the Holder’s family member or trust for the benefit of an individual Holder.

1.11 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of Holders who in the aggregate hold more than 50% of the then outstanding Registrable Securities, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights the terms of which are more favorable than the registration rights granted to Holders hereunder.

1.12 Procedure for Underwriter Cutbacks. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (such other shares, the “Other Shares”) requested to be included in a registration on behalf of Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, no Other Shares (other than Priority Shares being registered pursuant to Section 1.4) may be included unless all Registrable Securities requested to be included in such registration statement are so included and, if all such Registrable Securities cannot be included, then the shares of Registrable Securities to be included shall be allocated among the Holders requesting inclusion of shares pro rata based upon the total number of Registrable Securities held by such Holders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to such Holder pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated. The Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to this Agreement in order to include Other Shares (other than Priority Shares) or shares of stock issued to founders of the Company or to employees, officers, directors, or consultants pursuant to the Company’s equity incentive plans, or in the case of registrations under Sections 1.2 or 1.3 hereof, in order to include in such registration securities registered for the Company’s own account.

1.13 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.2, 1.3 and 1.4 shall terminate with respect to such Holder on the fifth year anniversary of the effective date of the Company’s IPO.

2. Miscellaneous.

2.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to the choice of law provisions thereof.

2.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

2.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Subject to the provisions of Section 2.10 below, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided.

2.4 Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively delivered upon personal delivery to the party to be notified, or upon the passage of five (5) calendar days after deposit in the United States mail, by registered or certified mail, postage prepaid, or the passage of two (2) days if sent by the next day delivery service of a nationally-recognized reputable courier, each properly addressed to the party to be notified, as set forth on the Exhibit A hereto or at such other address as such party or any subsequent Investor may designate by ten (10) calendar days’ advance written notice to the other parties hereto, or, if sent by facsimile, upon completion of such facsimile transmission, as conclusively evidenced by the transmission receipt thereof.

2.5 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

2.6 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.

2.7 Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

2.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.10 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors holding, in the aggregate, more than fifty percent (50%) of the outstanding shares of the Registrable Securities including (a) the written consent of Intermix so long as Intermix and its Affiliates own at least 1,000,000 shares of common stock of the Company (on an as converted to Common Stock basis and as adjusted for any stock splits, consolidations and the like), (b) the written consent of Redpoint so long as Redpoint and its Affiliates own at least 1,000,000 shares of common stock of the Company (on an as converted to Common Stock basis and as adjusted for any stock splits, consolidations and the like) and (c) the written consent of MSV so long as MSV and its Affiliates own at least 1,000,000 shares of common stock of the Company (on an as converted to Common Stock basis and as adjusted for any stock splits, consolidations and the like). In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.

2.11 Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

2.12 Aggregation of Stock. All shares of preferred stock and Common Stock of the Company held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

2.13 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party’s failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit the parties from pursuing any other remedies for such breach, including the recovery of monetary damages.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MYSPACE, INC.

By:	/s/ Christopher DeWolfe
Name:	Christopher DeWolfe
Title:	President

INTERMIX MEDIA, INC.

By:	/s/ Richard Rosenblatt
Name:	Richard Rosenblatt
Title:	Chief Executive Officer

MYSPACE VENTURES, LLC

By:	/s/ Christopher DeWolfe
Name:	Christopher DeWolfe
Title:	President

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

REDPOINT VENTURES I, L.P., by its General Partner

Redpoint Ventures I, LLC

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

REDPOINT ASSOCIATES I, LLC, as nominee

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

REDPOINT VENTURES II, L.P., by its General Partner

Redpoint Ventures II, LLC

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

REDPOINT ASSOCIATES II, LLC, as nominee

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P., by its General Partner

Redpoint Ventures I, LLC

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

REDPOINT TECHNOLOGY PARTNERS A-1, L.P., by its General Partner

Redpoint Ventures I, LLC

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

MYSPACE, INC.

1333 Second Street

Santa Monica, CA 90401

Attn: Christopher DeWolfe

INTERMIX MEDIA, INC.

6060 Center Drive Suite 300

Los Angeles, CA 90045

Attn: Chris Lipp, General Counsel

MYSPACE VENTURES, LLC

1333 Second Street

Santa Monica, CA 90401

Attn: Christopher DeWolfe

REDPOINT VENTURES I, L.P.

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Chris Moore

REDPOINT ASSOCIATES I, LLC

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Chris Moore

REDPOINT VENTURES II, L.P.

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Chris Moore

REDPOINT ASSOCIATES II, LLC

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Chris Moore

i

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P.

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Chris Moore

REDPOINT TECHNOLOGY PARTNERS A-1, L.P.

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Chris Moore

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT